EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Macatawa Bank Corporation

Holland, Michigan

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 19, 2015, relating to the consolidated financial statements, and the effectiveness of Macatawa Bank Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/BDO USA, LLP

Grand Rapids, Michigan

May 6, 2015